RESIDENTIAL ACCREDIT LOANS, INC.
                                    DEPOSITOR

                           RALI SERIES 2003-QS19 TRUST
                                     ISSUER

                         RESIDENTIAL FUNDING CORPORATION
                                 MASTER SERVICER

        MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 2003-QS19

         $ 5,955,661                 0.00%            CLASS A-P CERTIFICATES
------------------------------ ------------------- -----------------------------
                         Supplement dated April 27, 2005
                                       to
                        Supplement dated October 29, 2003
                                       to
                  Prospectus Supplement dated October 28, 2003
                                       to
                       Prospectus dated September 25, 2003

     Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the prospectus supplement dated October 28, 2003.

     The following two paragraphs shall supplement information on the cover page and in the section entitled "Method of Distribution" in the prospectus supplement:

     UBS Securities LLC as the Class PO underwriter will offer the Class A-P Certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the Class A-P Certificates to the Class PO underwriter, before deducting expenses payable by the depositor, will be approximately 72.09% of the aggregate certificate principal balance of the Class A-P Certificates. It is expected that delivery of the Class A-P Certificates will be made only in book-entry form through the Same Day Funds Settlement System for DTC on or about April 28, 2005 against payment therefor in immediately available funds. The Class A-P Certificates are subject to the same rules, regulations and procedures as DTC registered certificates as described in the prospectus supplement.

     In accordance with the terms and conditions of a Class PO underwriting agreement, dated April 27, 2005, the Class PO underwriter has agreed to purchase and the depositor has agreed to sell the Class A-P Certificates. For purposes of the section entitled "Method of Distribution", the Class PO underwriting agreement, the Class PO underwriter and the Class A-P Certificates shall constitute an underwriting agreement, an underwriter and underwritten certificates, respectively, as described in such section. The Class PO underwriter and any dealers that may participate with the Class PO underwriter in the resale of the Class A-P Certificates may receive compensation from the depositor in the form of underwriting compensation or, in the case of dealers, compensation from the Class PO underwriter in the form of discounts, concessions or commissions. The Class PO underwriting agreement provides that the depositor will indemnify the Class PO underwriter, and that under limited circumstances the Class PO underwriter will indemnify the depositor, against some liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof. There is currently no secondary market for the Class A-P Certificates. The Class PO underwriter intends to make a secondary market in the Class A-P Certificates but is not obligated to do so. There can be no assurance that a secondary market for the Class A-P Certificates will develop, or if it does develop, that it will continue.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

     The tables regarding the mortgage loans under the section entitled "Description of the Mortgage Pool--Mortgage Pool Characteristics" in the prospectus supplement shall be deleted in their entirety and replaced with the following tables, which reflect information regarding the mortgage loans as of March 1, 2005, after deducting payments due during the month of March 2005, unless otherwise indicated:


                       CREDIT SCORE OF THE MORTGAGE LOANS

                                     NUMBER OF                  PERCENT OF    AVERAGE     WEIGHTED
                                     MORTGAGE      PRINCIPAL     MORTGAGE    PRINCIPAL  AVERAGE LTV
CREDIT SCORE RANGE                     LOANS        BALANCE       LOANS       BALANCE      RATIO
----------------------------------   ---------  --------------  ----------   ---------  -----------
499 or less ......................          31  $   3,743,445         1.19%  $ 120,756        81.36%
500 - 519 ........................          11      1,203,702         0.38     109,427        77.41
520 - 539 ........................          14      2,515,729         0.80     179,695        76.20
540 - 559 ........................          16      2,224,644         0.71     139,040        77.96
560 - 579 ........................          22      4,385,502         1.39     199,341        75.46
580 - 599 ........................          23      4,076,520         1.29     177,240        79.40
600 - 619 ........................          45      6,521,920         2.07     144,932        77.74
620 - 639 ........................          56      8,495,975         2.70     151,714        76.08
640 - 659 ........................          98     15,424,447         4.90     157,392        74.36
660 - 679 ........................         144     21,284,686         6.76     147,810        74.76
680 - 699 ........................         182     25,199,242         8.00     138,457        74.58
700 - 719 ........................         230     37,639,053        11.95     163,648        75.16
720 - 739 ........................         223     35,303,240        11.21     158,310        75.43
740 - 759 ........................         250     41,172,396        13.07     164,690        75.20
760 - 779 ........................         249     42,392,558        13.46     170,251        73.18
780 - 799 ........................         201     35,343,657        11.22     175,839        70.63
800 or greater ...................         140     26,415,883         8.39     188,685        70.31
                                     ---------  --------------  ----------   ---------  -----------
Subtotal with Credit Score .......       1,935  $ 313,342,597        99.49%  $ 161,934        74.14%
Not Available ....................          10      1,605,891         0.51     160,589        66.33
                                     ---------  --------------  ----------   ---------  -----------
Total, Average or Weighted Average       1,945  $ 314,948,488       100.00%  $ 161,927        74.10%
                                     =========  ==============  ==========


     The minimum and maximum credit scores of the mortgage loans were 421 and 835, respectively, and the weighted average credit score of the mortgage loans was 722.

     For substantially all of the mortgage loans, the credit score was updated prior to March 1, 2005.

     Mortgage loans indicated as having a credit score that is "Not Available" include certain mortgage loans where the credit score was not provided by the related seller and mortgage loans where no credit history could be obtained for the related mortgagor.


                   OCCUPANCY TYPES OF THE MORTGAGED PROPERTIES

                                          NUMBER                                           WEIGHTED
                                            OF                    PERCENT OF    AVERAGE     AVERAGE    WEIGHTED
                                         MORTGAGE    PRINCIPAL     MORTGAGE     PRINCIPAL   CREDIT     AVERAGE
OCCUPANCY                                  LOANS      BALANCE        LOANS       BALANCE     SCORE    LTV RATIO
------------------------------------     --------  -------------  ----------   ----------  --------   ----------
Primary Residence ..................        1,281  $ 236,473,540       75.08%  $  184,601       722        74.22%
Second/Vacation ....................           41      7,437,719        2.36      181,408       723        66.83
Non-Owner Occupied .................          623     71,037,228       22.56      114,024       721        74.48
                                         --------  -------------  ----------   ----------  --------   ----------
Total, Average or Weighted Average .        1,945  $ 314,948,488      100.00%  $  161,927       722        74.10%
                                         ========  =============  ==========

                          PURPOSE OF THE MORTGAGE LOANS

                                          NUMBER                                         WEIGHTED
                                            OF                    PERCENT OF   AVERAGE    AVERAGE  WEIGHTED
                                         MORTGAGE    PRINCIPAL     MORTGAGE   PRINCIPAL   CREDIT    AVERAGE
LOAN PURPOSE                               LOANS      BALANCE        LOANS     BALANCE     SCORE   LTV RATIO
------------------------------------     --------  -------------  ----------  ---------  --------  ---------
Purchase............................          693  $ 105,088,468       33.37% $ 151,643       728      80.43%
Rate/Term Refinance.................          546     90,307,305       28.67    165,398       728      70.47
Equity Refinance....................          706    119,552,715       37.96    169,338       711      71.29
                                         --------  -------------  ----------  ---------  --------  ---------
Total, Average or Weighted Average..        1,945  $ 314,948,488      100.00% $ 161,927       722      74.10%
                                         ========  =============  ==========


                            MORTGAGED PROPERTY TYPES

                                            NUMBER                                          WEIGHTED
                                              OF                    PERCENT OF    AVERAGE    AVERAGE  WEIGHTED
                                           MORTGAGE    PRINCIPAL     MORTGAGE    PRINCIPAL   CREDIT    AVERAGE
PROPERTY TYPE                                LOANS      BALANCE        LOANS      BALANCE     SCORE   LTV RATIO
----------------------------------------   --------  -------------  ----------   ---------  --------  ---------
Single-family detached..................      1,342  $ 214,987,481       68.26%  $ 160,199       721      73.44%
Planned Unit Developments (detached)....        193     40,846,513       12.97     211,640       724      75.23
Two-to-four family units................        231     37,143,344       11.79     160,794       717      76.95
Condo Low-Rise (less than 5 stories)....        109     11,801,187        3.75     108,268       740      74.08
Planned Unit Developments (attached)....         37      5,126,716        1.63     138,560       727      75.67
Townhouse...............................         17      2,946,281        0.94     173,311       740      72.11
Condo Mid-Rise (5 to 8 stories).........          6        869,039        0.28     144,840       673      72.46
Condo High-Rise (9 stories or more).....          7        651,591        0.21      93,084       734      77.19
Condotel (1 to 4 stories)...............          1        393,114        0.12     393,114       764      43.00
Leasehold...............................          1         99,684        0.03      99,684       662      95.00
Condotel (9 or more stories)............          1         83,537        0.03      83,537       776      50.00
                                           --------  -------------  ----------   ---------  --------  ---------
Total, Average or Weighted Average.....       1,945  $ 314,948,488      100.00%  $ 161,927       722      74.10%
                                           ========  =============  ==========

               GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES

                                                                                             WEIGHTED
                                        NUMBER OF                  PERCENT OF     AVERAGE     AVERAGE    WEIGHTED
                                        MORTGAGE     PRINCIPAL      MORTGAGE     PRINCIPAL    CREDIT     AVERAGE
STATE                                     LOANS       BALANCE         LOANS       BALANCE      SCORE    LTV RATIO
----------------------------------      ---------  -------------   ----------   -----------  --------   ---------
Alaska ...........................              2   $    434,418         0.14%  $   217,209       613       85.20%
Alabama ..........................             27      2,986,472         0.95       110,610       705       84.36
Arkansas .........................             15      1,733,869         0.55       115,591       687       78.38
Arizona ..........................             95     13,431,805         4.26       141,387       728       79.50
California .......................            309     74,164,878        23.55       240,016       740       68.00
Colorado .........................             58      9,753,462         3.10       168,163       722       77.45
Connecticut ......................             21      4,163,493         1.32       198,262       732       79.72
District of Columbia .............             12      2,271,851         0.72       189,321       690       73.21
Delaware .........................              5        435,444         0.14        87,089       755       76.57
Florida ..........................            148     20,229,404         6.42       136,685       722       75.98
Georgia ..........................             56      8,716,728         2.77       155,656       710       77.67
Hawaii ...........................              9      2,055,252         0.65       228,361       747       62.48
Iowa .............................             12      1,972,428         0.63       164,369       736       80.15
Idaho ............................             22      2,797,845         0.89       127,175       728       75.56
Illinois .........................             64     10,113,326         3.21       158,021       711       75.83
Indiana ..........................             51      4,219,352         1.34        82,732       709       81.09
Kansas ...........................             19      2,544,012         0.81       133,895       745       80.29
Kentucky .........................             11      1,172,314         0.37       106,574       748       77.67
Louisiana ........................             17      1,809,816         0.57       106,460       685       79.49
Massachusetts ....................             27      6,061,753         1.92       224,509       726       68.87
Maryland .........................             48      9,974,818         3.17       207,809       723       71.21
Maine ............................             12      1,715,781         0.54       142,982       720       70.48
Michigan .........................             46      4,767,604         1.51       103,644       705       74.69
Minnesota ........................             20      3,737,932         1.19       186,897       734       74.64
Missouri .........................             21      2,961,339         0.94       141,016       704       83.27
Mississippi ......................              3        336,427         0.11       112,142       736       85.52
Montana ..........................              5      1,124,508         0.36       224,902       738       71.64
North Carolina ...................             43      6,061,370         1.92       140,962       710       76.43
Nebraska .........................              7        635,341         0.20        90,763       710       79.75
New Hampshire ....................              6        882,917         0.28       147,153       723       75.89
New Jersey .......................             50     10,271,531         3.26       205,431       726       72.92
New Mexico .......................             34      4,591,713         1.46       135,050       711       80.34
Nevada ...........................             42      5,826,609         1.85       138,729       729       74.65
New York .........................             65     13,379,915         4.25       205,845       729       70.24
Ohio .............................             63      7,970,177         2.53       126,511       697       78.33
Oklahoma .........................             13      1,180,752         0.37        90,827       746       85.95
Oregon ...........................             47      7,554,903         2.40       160,743       686       75.10
Pennsylvania .....................             30      3,180,290         1.01       106,010       712       75.23
Rhode Island .....................             11      2,001,446         0.64       181,950       704       78.05
South Carolina ...................             19      2,003,041         0.64       105,423       712       80.10
Tennessee ........................             23      2,701,156         0.86       117,442       723       82.20
Texas ............................            174     23,843,258         7.57       137,030       692       76.91
Utah .............................             14      2,142,038         0.68       153,003       749       80.39
Virginia .........................             71     10,582,925         3.36       149,055       723       75.33
Vermont ..........................              6        616,540         0.20       102,757       678       77.83
Washington .......................             72     11,145,568         3.54       154,800       724       72.54
Wisconsin ........................             13      1,544,264         0.49       118,790       708       76.80
West Virginia ....................              2        386,146         0.12       193,073       717       82.75
Wyoming ..........................              5        760,256         0.24       152,051       683       80.55
                                        ---------  -------------   ----------   -----------  --------   ---------
Total, Average or Weighted Average          1,945   $314,948,488       100.00%  $   161,927       722       74.10%
                                        =========  =============   ==========


     No more than 0.5% of the mortgage loans were secured by mortgaged properties located in any one zip code area in California and no more than 0.4% of the mortgage loans were secured by mortgaged properties located in any one zip code area outside California.

                    DOCUMENTATION TYPES OF THE MORTGAGE LOANS

                                                                                            WEIGHTED
                                        NUMBER OF                  PERCENT OF    AVERAGE     AVERAGE    WEIGHTED
                                        MORTGAGE      PRINCIPAL     MORTGAGE    PRINCIPAL    CREDIT     AVERAGE
DOCUMENTATION TYPE                        LOANS        BALANCE        LOANS      BALANCE      SCORE    LTV RATIO
--------------------------------------  ---------   ------------   ----------   ---------   --------   ---------
Full Documentation ...............            767   $113,379,949        36.00%  $ 147,823        714       78.97%
Reduced Documentation ............          1,178    201,568,539        64.00     171,111        726       71.37
                                        ---------   ------------   ----------   ---------   --------   ---------
Total, Average or Weighted Average          1,945   $314,948,488       100.00%  $ 161,927        722       74.10%
                                        =========   ============   ==========


     No more than 27.3% of the reduced loan documentation mortgage loans were secured by mortgaged properties located in California. For purposes of the above table, reduced documentation includes mortgage loans which were underwritten under a no stated income or no income/no asset program.

     Approximately 2.7% of the mortgage loans were underwritten pursuant to a streamlined refinancing documentation program, which permits mortgage loans to be refinanced with only limited verification or updating of underwriting information obtained at the time that the refinanced mortgage loan was underwritten. See "The Trusts--Underwriting Policies--General Standards" in the prospectus.



                                 MORTGAGE RATES

                                                                                            WEIGHTED
                                          NUMBER OF                  PERCENT OF    AVERAGE     AVERAGE    WEIGHTED
                                          MORTGAGE      PRINCIPAL     MORTGAGE    PRINCIPAL    CREDIT     AVERAGE
MORTGAGE RATES (%)                          LOANS        BALANCE        LOANS      BALANCE      SCORE    LTV RATIO
------------------------------------      ---------   ------------   ----------   ---------   --------   ---------
4.875 - 4.999 ......................              2   $    587,368         0.19%  $ 293,684        742       37.12%
5.000 - 5.124 ......................              2        571,546         0.18     285,773        713       45.02
5.125 - 5.249 ......................              1        168,486         0.05     168,486        750       75.00
5.250 - 5.374 ......................             15      3,078,374         0.98     205,225        761       60.65
5.375 - 5.499 ......................             34      9,153,877         2.91     269,232        759       66.47
5.500 - 5.624 ......................             63     15,504,536         4.92     246,104        757       72.76
5.625 - 5.749 ......................             52     10,992,364         3.49     211,392        742       73.40
5.750 - 5.874 ......................             98     18,022,171         5.72     183,900        736       71.52
5.875 - 5.999 ......................            215     39,565,595        12.56     184,026        724       73.65
6.000 - 6.124 ......................            154     26,915,783         8.55     174,778        727       75.39
6.125 - 6.249 ......................            119     20,385,073         6.47     171,303        734       70.14
6.250 - 6.374 ......................            147     23,735,556         7.54     161,466        724       72.73
6.375 - 6.499 ......................            151     24,568,183         7.80     162,703        724       74.58
6.500 - 6.624 ......................            172     26,230,369         8.33     152,502        705       73.95
6.625 - 6.749 ......................            132     19,284,969         6.12     146,098        708       73.91
6.750 - 6.874 ......................            165     23,831,434         7.57     144,433        713       77.12
6.875 - 6.999 ......................            144     20,893,829         6.63     145,096        705       76.93
7.000 - 7.124 ......................             65      7,936,576         2.52     122,101        713       76.49
7.125 - 7.249 ......................             40      4,917,200         1.56     122,930        710       75.04
7.250 - 7.374 ......................             47      5,870,622         1.86     124,907        681       82.11
7.375 - 7.499 ......................             40      4,346,100         1.38     108,652        693       80.87
7.500 - 7.624 ......................             30      2,815,939         0.89      93,865        696       84.89
7.625 - 7.749 ......................             23      2,518,750         0.80     109,511        654       84.79
7.750 - 7.874 ......................             18      1,584,106         0.50      88,006        673       82.39
7.875 - 7.999 ......................             13      1,315,517         0.42     101,194        682       84.48
8.000 - 8.124 ......................              2        107,688         0.03      53,844        557       85.82
8.250 - 8.374 ......................              1         46,476         0.01      46,476        644       95.00
                                          ---------   ------------   ----------   ---------   --------   ---------
Total, Average or Weighted Average .          1,945   $314,948,488       100.00%  $ 161,927        722       74.10%
                                          =========   ============   ==========


     As of March 1, 2005, the weighted average mortgage rate of the mortgage loans was approximately 6.2828% per annum.

                  NET MORTGAGE RATES OF DISCOUNT MORTGAGE LOANS

                                                                                            WEIGHTED
                                        NUMBER OF                  PERCENT OF    AVERAGE     AVERAGE    WEIGHTED
                                        MORTGAGE      PRINCIPAL     MORTGAGE    PRINCIPAL    CREDIT     AVERAGE
NET MORTGAGE RATE (%)                     LOANS        BALANCE        LOANS      BALANCE      SCORE    LTV RATIO
---------------------------------       ---------   ------------   ----------   ---------   --------   ---------
4.595............................               2   $    587,368         0.19%  $ 293,684        742       37.12%
4.720............................               2        571,546         0.18     285,773        713       45.02
4.845............................               1        168,486         0.05     168,486        750       75.00
4.970............................              15      3,078,374         0.98     205,225        761       60.65
5.095............................              34      9,153,877         2.91     269,232        759       66.47
5.220............................              62     15,073,869         4.79     243,127        756       72.56
5.340............................               1        430,667         0.14     430,667        783       80.00
5.345............................              52     10,992,364         3.49     211,392        742       73.40
5.470............................              98     18,022,171         5.72     183,900        736       71.52
5.595............................             215     39,565,595        12.56     184,026        724       73.65
5.720............................             154     26,915,783         8.55     174,778        727       75.39
                                        ---------   ------------   ----------   ---------   --------   ---------
Total, Average or Weighted Average            636   $124,560,101        39.55%  $ 195,849        736       72.44%
                                        =========   ============   ==========


     As of March 1, 2005, the weighted average of the Discount Fractions of the Discount Mortgage Loans was approximately 4.805849670%.



                ORIGINAL PRINCIPAL BALANCES OF THE MORTGAGE LOANS

                                                                                            WEIGHTED
                                        NUMBER OF                  PERCENT OF    AVERAGE     AVERAGE    WEIGHTED
                                        MORTGAGE      PRINCIPAL     MORTGAGE    PRINCIPAL    CREDIT     AVERAGE
ORIGINAL MORTGAGE LOAN BALANCE ($)        LOANS        BALANCE        LOANS      BALANCE      SCORE    LTV RATIO
------------------------------------    ---------   ------------   ----------   ---------   --------   ---------
100,000 or less ...................           618   $ 44,344,025        14.08%  $  71,754        712       74.51%
100,001 to 200,000 ................           828    117,361,448        37.26     141,741        717       75.74
200,001 to 300,000 ................           301     71,466,773        22.69     237,431        726       73.51
300,001 to 400,000 ................           105     35,721,206        11.34     340,202        724       71.55
400,001 to 500,000 ................            55     24,161,743         7.67     439,304        724       73.10
500,001 to 600,000 ................            24     12,829,130         4.07     534,547        757       75.58
600,001 to 700,000 ................            11      6,791,020         2.16     617,365        733       67.21
700,001 to 800,000 ................             3      2,273,141         0.72     757,714        719       63.40
                                        ---------   ------------   ----------   ---------   --------   ---------
Total, Average or Weighted Average          1,945   $314,948,488       100.00%  $ 161,927        722       74.10%
                                        =========   ============   ==========



                    ORIGINAL LTV RATIOS OF THE MORTGAGE LOANS

                                                                                            WEIGHTED
                                        NUMBER OF                  PERCENT OF    AVERAGE     AVERAGE
                                        MORTGAGE      PRINCIPAL     MORTGAGE    PRINCIPAL    CREDIT
ORIGINAL LTV RATIO (%)                    LOANS        BALANCE        LOANS      BALANCE      SCORE
----------------------------------      ---------   ------------   ----------   ---------   --------
00.01-50.00 ......................            144   $ 22,381,857         7.11%  $ 155,430        750
50.01-55.00 ......................             47      7,614,905         2.42     162,019        733
55.01-60.00 ......................             75     11,652,500         3.70     155,367        737
60.01-65.00 ......................             99     17,100,605         5.43     172,733        723
65.01-70.00 ......................            198     38,468,969        12.21     194,288        716
70.01-75.00 ......................            229     38,710,758        12.29     169,043        727
75.01-80.00 ......................            759    126,278,175        40.09     166,374        721
80.01-85.00 ......................             46      5,909,774         1.88     128,473        695
85.01-90.00 ......................            268     36,177,858        11.49     134,992        708
90.01-95.00 ......................             66      9,041,912         2.87     136,999        702
95.01-100.00 .....................             14      1,611,174         0.51     115,084        763
                                        ---------   ------------   ----------   ---------   --------
Total, Average or Weighted Average          1,945   $314,948,488       100.00%  $ 161,927        722
                                        =========   ============   ==========


     The weighted average loan-to-value ratio at origination of the mortgage loans was approximately 74.10%.

     The decrement table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment Considerations--Weighted Average Life" in the prospectus supplement shall be deleted in its entirety and replaced with the following decrement table:

       PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
               FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                     CLASS A-P CERTIFICATES
                                                --------------------------------
                                                 0%     6%     18%    24%    30%
                                                ----   ----   ----   ----   ----
DISTRIBUTION DATE
-----------------
April 2005 ...................................  100%   100%   100%   100%   100%
April 2006 ...................................   99     93     81     75     69
April 2007 ...................................   97     86     65     56     48
April 2008 ...................................   95     79     53     42     33
April 2009 ...................................   94     73     42     31     22
April 2010 ...................................   92     67     34     23     15
April 2011 ...................................   90     62     27     17     11
April 2012 ...................................   88     57     22     13      7
April 2013 ...................................   85     52     17     10      5
April 2014 ...................................   83     48     14      7      3
April 2015 ...................................   81     43     11      5      2
April 2016 ...................................   78     40      9      4      2
April 2017 ...................................   75     36      7      3      1
April 2018 ...................................   72     32      5      2      1
April 2019 ...................................   69     29      4      1      *
April 2020 ...................................   66     26      3      1      *
April 2021 ...................................   62     23      3      1      *
April 2022 ...................................   59     21      2      1      *
April 2023 ...................................   55     18      2      *      *
April 2024 ...................................   51     16      1      *      *
April 2025 ...................................   46     13      1      *      *
April 2026 ...................................   42     11      1      *      *
April 2027 ...................................   37      9      *      *      *
April 2028 ...................................   32      8      *      *      *
April 2029 ...................................   26      6      *      *      *
April 2030 ...................................   20      4      *      *      *
April 2031 ...................................   14      3      *      *      *
April 2032 ...................................    8      1      *      *      *
April 2033 ...................................    1      *      *      *      *
April 2034 ...................................    0      0      0      0      0
Weighted Average Life in Years** (to Maturity)  17.7   10.1   4.6    3.4    2.7

------------
*    Indicates a number that is greater than zero but less than 0.5%.
** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

     The decrement table above and the pre-tax yield to maturity table below assume, among other things, the following structuring assumptions:

     o    the Class A-P Certificates will be purchased on April 28, 2005;

     o the scheduled monthly payment for each mortgage loan has been based on its outstanding balance and interest rate as of March 1, 2005 and remaining amortization term so that the mortgage loan will amortize in amounts sufficient for repayment thereof over its remaining term to maturity; and

     o as of March 1, 2005, the mortgage loans have the following weighted average characteristics:


                        ASSUMED MORTGAGE CHARACTERISTICS


                                                    DISCOUNT MORTGAGE     NON-DISCOUNT
              ASSUMED PURCHASE PRICE                       LOANS         MORTGAGE LOANS
------------------------------------------------    -----------------   ----------------
Aggregate principal balance ....................    $  125,429,803.25   $ 193,537,635.22
Weighted average mortgage rate .................         5.7536084356%            6.6304%
Weighted average servicing fee rate.............         0.2800000000%            0.3300%
Weighted average original term to maturity
(months) .......................................                  359                359
Weighted average remaining term
to maturity (months) ...........................                  337                338

The pre-tax yield to maturity table for the Principal Only Certificates under the section entitled "Certain Yield and Prepayment Considerations--Principal Only Certificate, Class NB-5 Certificate and Variable Strip Certificate Yield Considerations" in the prospectus supplement shall be deleted in its entirety and replaced with the following pre-tax yield to maturity table:

                   PRE-TAX YIELD TO MATURITY OF THE CLASS A-P
     CERTIFICATES AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

  ASSUMED PURCHASE PRICE         0%     6%     18%     24%     30%
---------------------------     ----   ----   -----   ----    -----
$4,143,832 ................     2.2%   4.2%   10.0%   13.5%   17.3%


THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

     The model used to measure prepayments on the mortgage loans for purposes of the decrement table and yield table in this supplement, CPR, represents a constant rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. For the mortgage loans, an 18% CPR assumes a constant prepayment rate of 18% per annum of the then outstanding principal balance of the related mortgage loans. CPR does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans in this mortgage pool.

     The second and third paragraphs and the servicer delinquency tables under the section entitled "Pooling and Servicing Agreement--The Master Servicer" in the prospectus supplement shall be deleted in their entirety and replaced with the following:

     The following tables set forth information concerning the delinquency experience, including pending foreclosures, on one- to four-family residential mortgage loans that generally complied with Residential Funding Corporation's Expanded Criteria Program at the time of purchase by Residential Funding Corporation and were being master serviced by Residential Funding Corporation on December 31, 1999, December 31, 2000, December 31, 2001, December 31, 2002, December 31, 2003 and December 31, 2004.

     As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.

          EXPANDED CRITERIA MORTGAGE PROGRAM DELINQUENCY EXPERIENCE(1)


                            AT DECEMBER 31, 1999           AT DECEMBER 31, 2000         AT DECEMBER 31, 2001
                         --------------------------    --------------------------    --------------------------
                              BY         BY DOLLAR          BY         BY DOLLAR         BY          BY DOLLAR
                            NO. OF       AMOUNT OF        NO. OF       AMOUNT OF       NO. OF        AMOUNT OF
                            LOANS          LOANS          LOANS          LOANS          LOANS          LOANS
                         -----------    -----------    -----------    -----------    -----------    -----------
                              (DOLLAR AMOUNTS IN          (DOLLAR AMOUNTS IN            (DOLLAR AMOUNTS IN
                                   THOUSANDS)                   THOUSANDS)                     THOUSANDS)
Total Loan Portfolio .        92,149    $10,513,716        104,820    $12,512,690        101,210    $12,635,058
Period of Delinquency
30 to 59 days ........         1,602        192,517          2,082        244,557          2,324        289,263
60 to 89 days ........           236         28,610            372         44,459            477         64,448
90 days or more(2) ...           307         35,045            409         44,171            516         62,039
Foreclosures Pending .           273         32,685            446         55,203            602         81,640
                         -----------    -----------    -----------    -----------    -----------    -----------
Total Delinquent Loans         2,418    $   288,858          3,309    $   388,390          3,919    $   497,389
======================   ===========    ===========    ===========    ===========    ===========    ===========
Percent of Loan
Portfolio ............         2.624%         2.747%         3.157%         3.104%         3.872%         3.937%

                            AT DECEMBER 31, 2002           AT DECEMBER 31, 2003         AT DECEMBER 31, 2004
                         --------------------------    --------------------------    --------------------------
                             BY          BY DOLLAR         BY         BY DOLLAR           BY         BY DOLLAR
                            NO. OF       AMOUNT OF        NO. OF       AMOUNT OF        NO. OF       AMOUNT OF
                            LOANS          LOANS          LOANS           LOANS         LOANS          LOANS
                         -----------    -----------    -----------    -----------    -----------    -----------
                             (DOLLAR AMOUNTS IN            (DOLLAR AMOUNTS IN            (DOLLAR AMOUNTS IN
                                 THOUSANDS)                     THOUSANDS)                    THOUSANDS)
Total Loan Portfolio .        99,386    $12,962,473        101,112    $14,114,861        106,211    $15,669,395
Period of Delinquency
30 to 59 days ........         2,147        280,302          2,182        284,482          2,032        282,672
60 to 89 days ........           488         63,986            526         70,816            409         51,071
90 days or more(2) ...           644         84,033            696         94,223            555         70,963
Foreclosures Pending .           769        102,671            787        103,707            747         88,396
                         -----------    -----------    -----------    -----------    -----------    -----------
Total Delinquent Loans         4,048    $   530,992          4,191    $   553,228          3,743    $   493,102
======================   ===========    ===========    ===========    ===========    ===========    ===========
Percent of Loan
Portfolio ............         4.073%         4.096%         4.145%         3.919%         3.524%         3.147%

---------------------
(1)  The table relates only to the mortgage loans referred to above.
(2)  Does not include foreclosures pending.

      EXPANDED CRITERIA MORTGAGE PROGRAM REDUCED DOCUMENTATION DELINQUENCY
                                  EXPERIENCE(1)


                                  AT DECEMBER 31, 1999           AT DECEMBER 31, 2000         AT DECEMBER 31, 2001
                               --------------------------    --------------------------    --------------------------
                                    BY         BY DOLLAR          BY         BY DOLLAR         BY          BY DOLLAR
                                  NO. OF       AMOUNT OF        NO. OF       AMOUNT OF       NO. OF        AMOUNT OF
                                  LOANS          LOANS          LOANS          LOANS          LOANS          LOANS
                               -----------    -----------    -----------    -----------    -----------    -----------
                                    (DOLLAR AMOUNTS IN          (DOLLAR AMOUNTS IN            (DOLLAR AMOUNTS IN
                                         THOUSANDS)                   THOUSANDS)                     THOUSANDS)
Total Loan Portfolio ........       37,066    $ 5,021,100         44,520    $ 6,234,461         45,103    $ 6,477,882
Period of Delinquency
30 to 59 days ...............          573         83,679            742        104,823            901        131,032
60 to 89 days ...............           65         11,033            118         17,904            185         29,788
90 days or more(2) ..........           77         13,377            123         17,598            165         27,231
Foreclosures Pending ........           80         12,263            113         19,378            198         34,074
                               -----------    -----------    -----------    -----------    -----------    -----------
Total Delinquent Loans ......          795    $   120,353          1,096    $   159,703          1,449    $   222,125
                               ===========    ===========    ===========    ===========    ===========    ===========
Percent of Loan
Portfolio ...................       2.145%         2.397%         2.462%         2.562%         3.213%         3.429%

                                 AT DECEMBER 31, 2002           AT DECEMBER 31, 2003         AT DECEMBER 31, 2004
                               -------------------------    --------------------------    --------------------------
                                  BY          BY DOLLAR         BY         BY DOLLAR           BY         BY DOLLAR
                                 NO. OF       AMOUNT OF        NO. OF       AMOUNT OF        NO. OF       AMOUNT OF
                                 LOANS          LOANS          LOANS           LOANS         LOANS          LOANS
                               ----------    -----------    -----------    -----------    -----------    -----------
                                  (DOLLAR AMOUNTS IN            (DOLLAR AMOUNTS IN            (DOLLAR AMOUNTS IN
                                      THOUSANDS)                     THOUSANDS)                    THOUSANDS)
Total Loan Portfolio ........      45,867    $ 6,776,784         51,824    $ 8,071,748         56,271    $ 9,191,522
Period of Delinquency
30 to 59 days ...............         893        131,270            934        142,682            946        161,218
60 to 89 days ...............         216         33,636            216         35,031            186         26,348
90 days or more(2) ..........         206         37,139            258         43,618            225         34,430
Foreclosures Pending ........         251         41,335            279         44,333            268         42,461
                               ----------    -----------    -----------    -----------    -----------    -----------
Total Delinquent Loans ......       1,566    $   243,380          1,687    $   265,664          1,625    $   264,457
                               ==========    ===========    ===========    ===========    ===========    ===========
Percent of Loan
Portfolio ...................      3.414%         3.591%         3.255%         3.291%         2.888%         2.877%

---------------------
(1)  The table relates only to the mortgage loans referred to above.
(2)  Does not include foreclosures pending.

     The following shall supplement the information under the section entitled "Use of Proceeds":

     The net proceeds from the sale of the Class A-P Certificates to the Class PO underwriter will be paid to the depositor. The depositor will use the proceeds to purchase the Class A-P Certificates from Residential Funding Corporation.

     As previously mentioned, the information in this supplement regarding the mortgage loans is as of March 1, 2005, except as otherwise indicated. Investors should review the monthly statements to certificateholders for January, February, March and April 2005, attached hereto as Appendix A, which include, among other things, limited updated information regarding the mortgage loans and delinquency and loss information as of the date of each such monthly statement. These monthly statements are included as part of this supplement and each monthly statement to certificateholders filed with the Securities and Exchange Commission is hereby incorporated by reference. Any monthly statement to certificateholders will be made available upon request by contacting the trustee as described in the prospectus supplement.

     The Class A-PO Certificates are "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

     This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement, the supplement thereto dated October 29. 2003 and the prospectus.

     Dealers will be required to deliver both supplements, a prospectus supplement and a prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus until ninety days after the date of this supplement.

                                                                      APPENDIX A

                     MONTHLY STATEMENTS TO CERTIFICATEHOLDERS

Run:        04/26/05     10:05:20                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS19(POOL # 4752) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4752
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-I                 146,986,000.00 107,709,712.05     5.750000  %  3,389,376.75
CB      76110HKK4   179,613,000.00 129,036,981.06     5.750000  %  4,020,717.83
NB-1    76110HKL2    25,000,000.00  16,984,329.62     4.750000  %    460,422.26
NB-2    76110HKM0       929,000.00     993,299.14     5.750000  %          0.00
NB-3    76110HKN8    46,936,000.00  32,467,082.93     3.000000  %  1,201,889.06
NB-4    76110HKP3    19,000,000.00  19,000,000.00     4.750000  %          0.00
NB-5    76110HKQ1             0.00           0.00     5.750000  %          0.00
NB-6    76110HKR9    18,600,000.00   4,913,292.12     5.750000  %    435,145.08
NB-7    76110HKS7     7,278,000.00   7,278,000.00     5.750000  %          0.00
A-P     76110HKT5     7,259,012.69   6,195,562.68     0.000000  %     50,989.67
A-V     76110HKU2             0.00           0.00     0.350199  %          0.00
R-I     76110HKV0           100.00           0.00     5.750000  %          0.00
R-II    76110HKW8           100.00           0.00     5.750000  %          0.00
M-1     76110HKX6    11,409,000.00  11,214,103.11     5.750000  %     11,652.38
M-2     76110HKY4     4,516,100.00   4,438,952.67     5.750000  %      4,612.43
M-3     76110HKZ1     3,327,700.00   3,270,853.79     5.750000  %      3,398.68
B-1     76110HLA5     1,426,200.00   1,401,836.61     5.750000  %      1,456.63
B-2     76110HLB3     1,663,900.00   1,635,476.04     5.750000  %      1,699.39
B-3     76110HLC1     1,427,346.74   1,402,963.78     5.750000  %      1,457.80

-------------------------------------------------------------------------------
                  475,371,459.43   347,942,445.60                  9,582,817.96
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-I       516,109.04  3,905,485.79            0.00       0.00    104,320,335.30
CB        618,302.20  4,639,020.03            0.00       0.00    125,016,263.23
NB-1       67,229.64    527,651.90            0.00       0.00     16,523,907.36
NB-2            0.00          0.00        4,759.55       0.00        998,058.69
NB-3       81,167.71  1,283,056.77            0.00       0.00     31,265,193.87
NB-4       75,208.33     75,208.33            0.00       0.00     19,000,000.00
NB-5      104,390.67    104,390.67            0.00       0.00              0.00
NB-6            0.00    435,145.08       23,542.86       0.00      4,501,689.90
NB-7       34,873.75     34,873.75            0.00       0.00      7,278,000.00
A-P             0.00     50,989.67            0.00       0.00      6,144,573.01
A-V       101,541.01    101,541.01            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        53,734.24     65,386.62            0.00       0.00     11,202,450.73
M-2        21,269.98     25,882.41            0.00       0.00      4,434,340.24
M-3        15,672.84     19,071.52            0.00       0.00      3,267,455.11
B-1         6,717.13      8,173.76            0.00       0.00      1,400,379.98
B-2         7,836.66      9,536.05            0.00       0.00      1,633,776.65
B-3         6,722.53      8,180.33            0.00       0.00      1,401,505.98

-------------------------------------------------------------------------------
        1,710,775.73 11,293,593.69       28,302.41       0.00    338,387,930.05
===============================================================================











































Run:        04/26/05     10:05:20
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS19(POOL # 4752) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4752
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-I     732.788919   23.059181     3.511280    26.570461   0.000000  709.729738
CB      718.416713   22.385450     3.442413    25.827863   0.000000  696.031263
NB-1    679.373185   18.416890     2.689186    21.106076   0.000000  660.956294
NB-2   1069.213277    0.000000     0.000000     0.000000   5.123305 1074.336592
NB-3    691.730930   25.606977     1.729327    27.336304   0.000000  666.123953
NB-4   1000.000000    0.000000     3.958333     3.958333   0.000000 1000.000000
NB-5      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
NB-6    264.155490   23.394897     0.000000    23.394897   1.265745  242.026339
NB-7   1000.000000    0.000000     4.791667     4.791667   0.000000 1000.000000
A-P     853.499362    7.024326     0.000000     7.024326   0.000000  846.475036
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     982.917268    1.021332     4.709812     5.731144   0.000000  981.895936
M-2     982.917268    1.021333     4.709812     5.731145   0.000000  981.895936
M-3     982.917269    1.021333     4.709812     5.731145   0.000000  981.895936
B-1     982.917265    1.021329     4.709809     5.731138   0.000000  981.895936
B-2     982.917271    1.021335     4.709814     5.731149   0.000000  981.895936
B-3     982.917272    1.021336     4.709809     5.731145   0.000000  981.895936

_______________________________________________________________________________


DETERMINATION DATE       21-January-05
DISTRIBUTION DATE        25-January-05

Run:     04/26/05     10:05:20                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS19 (POOL #  4752)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4752
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       72,503.41
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                    12,629.30

SUBSERVICER ADVANCES THIS MONTH                                       44,034.21
MASTER SERVICER ADVANCES THIS MONTH                                    1,889.45


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    32   4,426,662.71

 (B)  TWO MONTHLY PAYMENTS:                                    6     727,185.21

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          6   1,355,571.59


FORECLOSURES
  NUMBER OF LOANS                                                             3
  AGGREGATE PRINCIPAL BALANCE                                        430,533.73

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     338,387,930.05

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        2,077

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       1

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 295,512.74

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    9,191,859.91

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         93.16330680 %     5.53740500 %    1.27615260 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            92.97505630 %     5.58656039 %    1.33506430 %

LETTER OF CREDIT - TOTAL AVAILABLE AMOUNT                            173,921.00
      BANKRUPTCY AMOUNT AVAILABLE                      14,261,144.00
      FRAUD AMOUNT AVAILABLE                            4,948,893.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,474,446.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.30085600
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              340.01

POOL TRADING FACTOR:                                                71.18389700


Run:     04/26/05     10:05:21                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS19 (POOL #  4752)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4752
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       24,547.77
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     2,824.24

SUBSERVICER ADVANCES THIS MONTH                                       10,017.51
MASTER SERVICER ADVANCES THIS MONTH                                    1,889.45


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     7     623,060.91

 (B)  TWO MONTHLY PAYMENTS:                                    3     472,416.54

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          1     445,599.73


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     114,882,029.03

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          691

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       1

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 295,512.74

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    3,308,246.73

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         93.25841300 %     0.00000000 %    0.00000000 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            93.06142000 %     0.00000000 %    0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         173,921.00
      FRAUD AMOUNT AVAILABLE                            4,948,893.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,474,446.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.21197680
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              339.60

POOL TRADING FACTOR:                                                72.62488743


Run:     04/26/05     10:05:21                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS19 (POOL #  4752)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4752
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       29,244.97
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     5,809.31

SUBSERVICER ADVANCES THIS MONTH                                       18,956.44
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    13   2,244,540.25

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          2     344,513.86


FORECLOSURES
  NUMBER OF LOANS                                                             3
  AGGREGATE PRINCIPAL BALANCE                                        430,533.73

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     136,054,400.83

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          796

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    3,897,597.49

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         93.20095100 %     0.00000000 %    0.00000000 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            93.00423500 %     0.00000000 %    0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         173,921.00
      FRAUD AMOUNT AVAILABLE                            4,948,893.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,474,446.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.39403111
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              340.10

POOL TRADING FACTOR:                                                71.20545616


Run:     04/26/05     10:05:21                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS19 (POOL #  4752)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4752
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       18,710.67
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     3,995.75

SUBSERVICER ADVANCES THIS MONTH                                       15,060.26
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    12   1,559,061.55

 (B)  TWO MONTHLY PAYMENTS:                                    3     254,768.67

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          3     565,458.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      87,451,500.19

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          590

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    1,986,015.69

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         92.97884100 %     0.00000000 %    0.00000000 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            92.81637000 %     0.00000000 %    0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         173,921.00
      FRAUD AMOUNT AVAILABLE                            4,948,893.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,474,446.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.27265336
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              340.40

POOL TRADING FACTOR:                                                69.34377597

Run:        04/26/05     11:15:33                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S19(POOL #  4751)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4751
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76111XCF8   100,356,000.00  96,088,578.01     4.000000  %  1,196,702.55
A-2     76111XCG6    80,467,000.00  72,139,524.03     0.000000  %    967,654.68
A-3     76111XCH4     4,564,000.00   4,564,000.00     4.875000  %          0.00
A-4     76111XCJ0    25,272,000.00  25,272,000.00     5.250000  %          0.00
A-5     76111XCK7    47,906,000.00  35,992,628.05     5.250000  %    605,639.85
A-6     76111XCL5    20,704,000.00           0.00     6.000000  %          0.00
A-7     76111XCM3    62,683,000.00  46,888,455.83     6.000000  %          0.00
A-8     76111XCN1    22,178,000.00  14,411,056.84     0.000000  %     96,288.21
A-9     76111XCP6    34,676,000.00  34,676,000.00     5.250000  %          0.00
A-10    76111XCQ4       186,000.00     182,303.90     5.250000  %        214.15
A-11    76111XCR2             0.00           0.00     0.000000  %          0.00
A-12    76111XCS0     1,000,000.00   1,000,000.00     5.250000  %          0.00
A-P     76111XCT8     2,100,265.65   1,919,979.95     0.000000  %      5,268.42
A-V     76111XCU5             0.00           0.00     0.211669  %          0.00
R-I     76111XCV3           100.00           0.00     5.250000  %          0.00
R-II    76111XCW1           100.00           0.00     5.250000  %          0.00
M-1     76111XCX9     5,565,300.00   5,454,709.14     5.250000  %      6,407.65
M-2     76111XCY7     1,648,800.00   1,616,035.87     5.250000  %      1,898.36
M-3     76111XCZ4     1,236,600.00   1,212,026.90     5.250000  %      1,423.77
B-1     76111XDA8       412,200.00     404,008.97     5.250000  %        474.59
B-2     76111XDB6       618,200.00     605,915.44     5.250000  %        711.77
B-3     76111XDC4       618,384.42     606,096.19     5.250000  %        711.98

-------------------------------------------------------------------------------
                  412,191,950.07   343,033,319.12                  2,883,395.98
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       320,295.26  1,516,997.81            0.00       0.00     94,891,875.46
A-2       182,152.30  1,149,806.98            0.00       0.00     71,171,869.35
A-3        18,541.25     18,541.25            0.00       0.00      4,564,000.00
A-4       110,565.00    110,565.00            0.00       0.00     25,272,000.00
A-5       157,467.75    763,107.60            0.00       0.00     35,386,988.20
A-6             0.00          0.00            0.00       0.00              0.00
A-7             0.00          0.00      234,442.28       0.00     47,122,898.11
A-8             0.00     96,288.21            0.00       0.00     14,314,768.63
A-9       151,707.50    151,707.50            0.00       0.00     34,676,000.00
A-10          797.58      1,011.73            0.00       0.00        182,089.75
A-11      268,719.73    268,719.73            0.00       0.00              0.00
A-12        4,375.00      4,375.00            0.00       0.00      1,000,000.00
A-P             0.00      5,268.42            0.00       0.00      1,914,711.53
A-V        60,507.85     60,507.85            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        23,864.35     30,272.00            0.00       0.00      5,448,301.49
M-2         7,070.16      8,968.52            0.00       0.00      1,614,137.51
M-3         5,302.62      6,726.39            0.00       0.00      1,210,603.13
B-1         1,767.54      2,242.13            0.00       0.00        403,534.38
B-2         2,650.88      3,362.65            0.00       0.00        605,203.67
B-3         2,651.67      3,363.65            0.00       0.00        605,384.21

-------------------------------------------------------------------------------
        1,318,436.44  4,201,832.42      234,442.28       0.00    340,384,365.42
===============================================================================





































Run:        04/26/05     11:15:33
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S19(POOL #  4751)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4751
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     957.477161   11.924574     3.191591    15.116165   0.000000  945.552587
A-2     896.510669   12.025485     2.263689    14.289174   0.000000  884.485185
A-3    1000.000000    0.000000     4.062500     4.062500   0.000000 1000.000000
A-4    1000.000000    0.000000     4.375000     4.375000   0.000000 1000.000000
A-5     751.317748   12.642255     3.287015    15.929270   0.000000  738.675494
A-6       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-7     748.025076    0.000000     0.000000     0.000000   3.740125  751.765201
A-8     649.790641    4.341609     0.000000     4.341609   0.000000  645.449032
A-9    1000.000000    0.000000     4.375000     4.375000   0.000000 1000.000000
A-10    980.128486    1.151344     4.288065     5.439409   0.000000  978.977142
A-11      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-12   1000.000000    0.000000     4.375000     4.375000   0.000000 1000.000000
A-P     914.160525    2.508454     0.000000     2.508454   0.000000  911.652071
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     980.128499    1.151358     4.288062     5.439420   0.000000  978.977142
M-2     980.128500    1.151359     4.288064     5.439423   0.000000  978.977142
M-3     980.128500    1.151359     4.288064     5.439423   0.000000  978.977142
B-1     980.128500    1.151359     4.288064     5.439423   0.000000  978.977142
B-2     980.128501    1.151359     4.288062     5.439421   0.000000  978.977142
B-3     980.128496    1.151355     4.288061     5.439416   0.000000  978.977141

_______________________________________________________________________________


DETERMINATION DATE       23-February-05
DISTRIBUTION DATE        25-February-05

Run:     04/26/05     11:15:33                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
       MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S19 (POOL #  4751)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4751
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       71,489.67
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                    18,384.50

SUBSERVICER ADVANCES THIS MONTH                                       10,693.07
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     4   1,850,820.00

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     340,384,365.42

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          814

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    2,245,818.80

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         97.09809300 %     2.42815800 %    0.47109730 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            97.07886200 %     2.43050004 %    0.47688830 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            3,573,625.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   3,573,625.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.74583011
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              339.00

POOL TRADING FACTOR:                                                82.57909097

Run:        04/07/05     11:59:49                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS19(POOL # 4752) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4752
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-I                 146,986,000.00 102,051,938.18     5.750000  %  3,721,712.88
CB      76110HKK4   179,613,000.00 119,891,736.83     5.750000  %  4,004,009.34
NB-1    76110HKL2    25,000,000.00  16,044,032.41     4.750000  %    440,843.39
NB-2    76110HKM0       929,000.00   1,002,841.06     5.750000  %          0.00
NB-3    76110HKN8    46,936,000.00  30,080,257.46     3.000000  %  1,168,217.01
NB-4    76110HKP3    19,000,000.00  19,000,000.00     4.750000  %          0.00
NB-5    76110HKQ1             0.00           0.00     5.750000  %          0.00
NB-6    76110HKR9    18,600,000.00   4,004,334.28     5.750000  %    394,971.50
NB-7    76110HKS7     7,278,000.00   7,278,000.00     5.750000  %          0.00
A-P     76110HKT5     7,259,012.69   6,074,312.16     0.000000  %     45,140.07
A-V     76110HKU2             0.00           0.00     0.338381  %          0.00
R-I     76110HKV0           100.00           0.00     5.750000  %          0.00
R-II    76110HKW8           100.00           0.00     5.750000  %          0.00
M-1     76110HKX6    11,409,000.00  11,190,721.44     5.750000  %     11,799.37
M-2     76110HKY4     4,516,100.00   4,429,697.35     5.750000  %      4,670.62
M-3     76110HKZ1     3,327,700.00   3,264,033.99     5.750000  %      3,441.56
B-1     76110HLA5     1,426,200.00   1,398,913.75     5.750000  %      1,475.00
B-2     76110HLB3     1,663,900.00   1,632,066.04     5.750000  %      1,720.84
B-3     76110HLC1     1,427,346.74   1,400,038.57     5.750000  %      1,476.19

-------------------------------------------------------------------------------
                  475,371,459.43   328,742,923.52                  9,799,477.77
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-I       488,998.87  4,210,711.75            0.00       0.00     98,330,225.30
CB        574,481.24  4,578,490.58            0.00       0.00    115,887,727.49
NB-1       63,507.63    504,351.02            0.00       0.00     15,603,189.02
NB-2            0.00          0.00        4,805.28       0.00      1,007,646.34
NB-3       75,200.64  1,243,417.65            0.00       0.00     28,912,040.45
NB-4       75,208.33     75,208.33            0.00       0.00     19,000,000.00
NB-5       98,137.28     98,137.28            0.00       0.00              0.00
NB-6            0.00    394,971.50       19,187.44       0.00      3,628,550.22
NB-7       34,873.75     34,873.75            0.00       0.00      7,278,000.00
A-P             0.00     45,140.07            0.00       0.00      6,029,172.09
A-V        92,700.41     92,700.41            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        53,622.21     65,421.58            0.00       0.00     11,178,922.07
M-2        21,225.63     25,896.25            0.00       0.00      4,425,026.73
M-3        15,640.16     19,081.72            0.00       0.00      3,260,592.43
B-1         6,703.13      8,178.13            0.00       0.00      1,397,438.75
B-2         7,820.32      9,541.16            0.00       0.00      1,630,345.20
B-3         6,708.52      8,184.71            0.00       0.00      1,398,562.38

-------------------------------------------------------------------------------
        1,614,828.12 11,414,305.89       23,992.72       0.00    318,967,438.47
===============================================================================











































Run:        04/07/05     11:59:49
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS19(POOL # 4752) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4752
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-I     694.296995   25.320186     3.326840    28.647026   0.000000  668.976809
CB      667.500330   22.292425     3.198439    25.490864   0.000000  645.207905
NB-1    641.761297   17.633736     2.540305    20.174041   0.000000  624.127561
NB-2   1079.484455    0.000000     0.000000     0.000000   5.172530 1084.656985
NB-3    640.878163   24.889573     1.602195    26.491768   0.000000  615.988590
NB-4   1000.000000    0.000000     3.958333     3.958333   0.000000 1000.000000
NB-5      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
NB-6    215.286789   21.235026     0.000000    21.235026   1.031583  195.083345
NB-7   1000.000000    0.000000     4.791667     4.791667   0.000000 1000.000000
A-P     836.795916    6.218486     0.000000     6.218486   0.000000  830.577430
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     980.867863    1.034216     4.699992     5.734208   0.000000  979.833647
M-2     980.867862    1.034215     4.699991     5.734206   0.000000  979.833647
M-3     980.867862    1.034216     4.699991     5.734207   0.000000  979.833647
B-1     980.867863    1.034217     4.699993     5.734210   0.000000  979.833647
B-2     980.867861    1.034215     4.699994     5.734209   0.000000  979.833647
B-3     980.867860    1.034213     4.699993     5.734206   0.000000  979.833647

_______________________________________________________________________________


DETERMINATION DATE       23-March-05
DISTRIBUTION DATE        25-March-05

Run:     04/07/05     11:59:49                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS19 (POOL #  4752)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4752
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       68,495.89
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                    11,717.10

SUBSERVICER ADVANCES THIS MONTH                                       47,945.30
MASTER SERVICER ADVANCES THIS MONTH                                    1,889.60


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    36   4,578,922.32

 (B)  TWO MONTHLY PAYMENTS:                                    3     326,489.22

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          5     827,265.05


FORECLOSURES
  NUMBER OF LOANS                                                             6
  AGGREGATE PRINCIPAL BALANCE                                      1,365,078.37

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     318,967,438.47

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        1,972

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       1

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 294,955.65

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    9,427,726.30

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         92.77417440 %     5.85258400 %    1.34786730 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            92.55735390 %     5.91425298 %    1.41444710 %

LETTER OF CREDIT - TOTAL AVAILABLE AMOUNT                            173,921.00
      BANKRUPTCY AMOUNT AVAILABLE                      14,261,144.00
      FRAUD AMOUNT AVAILABLE                            4,948,893.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,474,446.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.28560100
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              337.78

POOL TRADING FACTOR:                                                67.09856727


Run:     04/07/05     11:59:49                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS19 (POOL #  4752)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4752
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       23,478.67
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     4,092.52

SUBSERVICER ADVANCES THIS MONTH                                       15,556.93
MASTER SERVICER ADVANCES THIS MONTH                                    1,889.60


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    11   1,500,827.83

 (B)  TWO MONTHLY PAYMENTS:                                    2     239,989.96

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          1     295,199.48


FORECLOSURES
  NUMBER OF LOANS                                                             1
  AGGREGATE PRINCIPAL BALANCE                                        445,599.73

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     108,855,981.57

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          657

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       1

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 294,955.65

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    3,624,106.14

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         92.92518500 %     0.00000000 %    0.00000000 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            92.68425900 %     0.00000000 %    0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         173,921.00
      FRAUD AMOUNT AVAILABLE                            4,948,893.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,474,446.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.19385590
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              337.60

POOL TRADING FACTOR:                                                68.81540546


Run:     04/07/05     11:59:49                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS19 (POOL #  4752)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4752
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       27,192.68
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     3,437.43

SUBSERVICER ADVANCES THIS MONTH                                       20,301.06
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    12   1,849,502.01

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          2     403,855.05


FORECLOSURES
  NUMBER OF LOANS                                                             3
  AGGREGATE PRINCIPAL BALANCE                                        448,977.32

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     126,859,183.36

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          748

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    3,902,732.56

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         92.73384000 %     0.00000000 %    0.00000000 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            92.50881400 %     0.00000000 %    0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         173,921.00
      FRAUD AMOUNT AVAILABLE                            4,948,893.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,474,446.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.37615522
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              337.80

POOL TRADING FACTOR:                                                66.39304546


Run:     04/07/05     11:59:49                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS19 (POOL #  4752)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4752
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       17,824.54
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     4,187.15

SUBSERVICER ADVANCES THIS MONTH                                       12,087.31
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    13   1,228,592.48

 (B)  TWO MONTHLY PAYMENTS:                                    1      86,499.26

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          2     128,210.52


FORECLOSURES
  NUMBER OF LOANS                                                             2
  AGGREGATE PRINCIPAL BALANCE                                        470,501.32

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      83,252,273.54

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          567

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    1,900,887.60

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         92.63811100 %     0.00000000 %    0.00000000 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            92.46685000 %     0.00000000 %    0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         173,921.00
      FRAUD AMOUNT AVAILABLE                            4,948,893.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,474,446.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.26757601
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              338.00

POOL TRADING FACTOR:                                                66.01404199

Run:        04/25/05     12:25:19                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S19(POOL #  4751)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4751
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76111XCF8   100,356,000.00  93,644,442.06     4.000000  %  1,297,502.81
A-2     76111XCG6    80,467,000.00  70,116,620.70     0.000000  %  1,076,920.84
A-3     76111XCH4     4,564,000.00   4,564,000.00     4.875000  %          0.00
A-4     76111XCJ0    25,272,000.00  25,272,000.00     5.250000  %          0.00
A-5     76111XCK7    47,906,000.00  34,662,528.01     5.250000  %    712,171.90
A-6     76111XCL5    20,704,000.00           0.00     6.000000  %          0.00
A-7     76111XCM3    62,683,000.00  46,110,852.94     6.000000  %  1,605,801.80
A-8     76111XCN1    22,178,000.00  14,014,949.28     0.000000  %    349,072.20
A-9     76111XCP6    34,676,000.00  34,676,000.00     5.250000  %          0.00
A-10    76111XCQ4       186,000.00     181,875.22     5.250000  %        215.70
A-11    76111XCR2             0.00           0.00     0.000000  %          0.00
A-12    76111XCS0     1,000,000.00   1,000,000.00     5.250000  %          0.00
A-P     76111XCT8     2,100,265.65   1,897,040.09     0.000000  %     15,464.15
A-V     76111XCU5             0.00           0.00     0.209988  %          0.00
R-I     76111XCV3           100.00           0.00     5.250000  %          0.00
R-II    76111XCW1           100.00           0.00     5.250000  %          0.00
M-1     76111XCX9     5,565,300.00   5,441,882.69     5.250000  %      6,454.04
M-2     76111XCY7     1,648,800.00   1,612,235.85     5.250000  %      1,912.10
M-3     76111XCZ4     1,236,600.00   1,209,176.89     5.250000  %      1,434.08
B-1     76111XDA8       412,200.00     403,058.96     5.250000  %        478.02
B-2     76111XDB6       618,200.00     604,490.66     5.250000  %        716.92
B-3     76111XDC4       618,384.42     604,670.99     5.250000  %        717.13

-------------------------------------------------------------------------------
                  412,191,950.07   336,015,824.34                  5,068,861.69
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       312,148.14  1,609,650.95            0.00       0.00     92,346,939.25
A-2       195,742.23  1,272,663.07            0.00       0.00     69,039,699.86
A-3        18,541.25     18,541.25            0.00       0.00      4,564,000.00
A-4       110,565.00    110,565.00            0.00       0.00     25,272,000.00
A-5       151,648.56    863,820.46            0.00       0.00     33,950,356.11
A-6             0.00          0.00            0.00       0.00              0.00
A-7             0.00  1,605,801.80      230,554.26       0.00     44,735,605.40
A-8             0.00    349,072.20            0.00       0.00     13,665,877.08
A-9       151,707.50    151,707.50            0.00       0.00     34,676,000.00
A-10          795.70      1,011.40            0.00       0.00        181,659.52
A-11      242,486.65    242,486.65            0.00       0.00              0.00
A-12        4,375.00      4,375.00            0.00       0.00      1,000,000.00
A-P             0.00     15,464.15            0.00       0.00      1,881,575.94
A-V        58,799.31     58,799.31            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        23,808.24     30,262.28            0.00       0.00      5,435,428.65
M-2         7,053.53      8,965.63            0.00       0.00      1,610,323.75
M-3         5,290.15      6,724.23            0.00       0.00      1,207,742.81
B-1         1,763.38      2,241.40            0.00       0.00        402,580.94
B-2         2,644.65      3,361.57            0.00       0.00        603,773.74
B-3         2,645.44      3,362.57            0.00       0.00        603,953.86

-------------------------------------------------------------------------------
        1,290,014.73  6,358,876.42      230,554.26       0.00    331,177,516.91
===============================================================================





































Run:        04/25/05     12:25:19
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S19(POOL #  4751)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4751
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     933.122504   12.929001     3.110408    16.039409   0.000000  920.193504
A-2     871.371130   13.383385     2.432578    15.815963   0.000000  857.987745
A-3    1000.000000    0.000000     4.062500     4.062500   0.000000 1000.000000
A-4    1000.000000    0.000000     4.375000     4.375000   0.000000 1000.000000
A-5     723.552958   14.866027     3.165544    18.031571   0.000000  708.686931
A-6       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-7     735.619752   25.617820     0.000000    25.617820   3.678099  713.680031
A-8     631.930259   15.739571     0.000000    15.739571   0.000000  616.190688
A-9    1000.000000    0.000000     4.375000     4.375000   0.000000 1000.000000
A-10    977.823766    1.159677     4.277957     5.437634   0.000000  976.664089
A-11      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-12   1000.000000    0.000000     4.375000     4.375000   0.000000 1000.000000
A-P     903.238166    7.362950     0.000000     7.362950   0.000000  895.875217
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     977.823782    1.159693     4.277980     5.437673   0.000000  976.664089
M-2     977.823780    1.159692     4.277978     5.437670   0.000000  976.664089
M-3     977.823785    1.159696     4.277980     5.437676   0.000000  976.664089
B-1     977.823793    1.159704     4.277972     5.437676   0.000000  976.664089
B-2     977.823778    1.159689     4.277984     5.437673   0.000000  976.664089
B-3     977.823788    1.159699     4.277986     5.437685   0.000000  976.664088

_______________________________________________________________________________


DETERMINATION DATE       21-April-05
DISTRIBUTION DATE        25-April-05

Run:     04/25/05     12:25:19                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
       MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S19 (POOL #  4751)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4751
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       69,961.10
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                    15,923.41

SUBSERVICER ADVANCES THIS MONTH                                        7,307.72
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     3   1,254,122.70

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     331,177,516.90

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          793

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    4,439,620.46

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         97.04431000 %     2.47316100 %    0.47980500 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            97.00457800 %     2.49216652 %    0.48901560 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            3,573,625.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   3,573,625.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.74349644
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              336.40

POOL TRADING FACTOR:                                                80.34545964